Exhibit 99.1

Stemming from SEC Guidance Concerning Balance Sheet Treatment of Warrants, Pontem Corporation Announces Receipt of NYSE Continued Listing Standard Notice

NEW YORK, June 1, 2021—Pontem Corporation (NYSE: PNTM.U) (the “Company”) today announced that it received a formal notice of non-compliance on May 25, 2021 from the New York Stock Exchange (the “NYSE”) relating to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”) as required under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual.

On April 12, 2021, the staff of the Securities and Exchange Commission (“SEC”) issued “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Statement”), which clarified guidance for all SPAC-related companies regarding the accounting and reporting for their warrants. The immediacy of the effective date of the new guidance set forth in the Statement has resulted in a significant number of SPACs re-evaluating the accounting treatment for their warrants with their professional advisors, including auditors and other advisors responsible for assisting SPACs in the preparation of financial statements. This, in turn, has resulted in the Company’s delay in preparing and finalizing its financial statements as of and for the quarter ended March 31, 2021 and filing its Form 10-Q with the SEC by the prescribed deadline. The Company expects to file the Form 10-Q with the SEC as soon as reasonably practicable.

About Pontem Corporation

The Company is a newly organized blank check company incorporated in the Cayman Islands for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company has not yet selected any specific business combination target.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties constitute forward-looking statements that are based on the Company’s current expectations. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause future events to differ materially from those in the forward-looking statements, many of which are outside of the Company’s control. These factors include, but are not limited to, a variety of risk factors affecting the Company’s business and prospects, see the section titled “Risk Factors” in the Company’s Prospectus filed with the SEC on March 1, 2021 and subsequent reports filed with the SEC, as amended from time to time. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Pontem Corporation

www.pontemcorp.com

Tim Burt

tim.burt@teneo.com